                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement     [_] Confidential, for Use of the Commission
                                        Only (as Permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               INTERWOVEN, INC.

                     ____________________________________
               (Name of Registrant as Specified In Its Charter)

                     ____________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     ___________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:

     ___________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ___________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:

     ___________________________________________________________________

     (5) Total fee paid:

     ___________________________________________________________________

     [_] Fee paid previously with preliminary materials.

     ___________________________________________________________________

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


          (1) Amount Previously Paid:

          ______________________________________________________________

          (2) Form, Schedule or Registration Statement No.:

          ______________________________________________________________

          (3) Filing Party:

          ______________________________________________________________

          (4) Date Filed:

          ______________________________________________________________

                              [LOGO OF INTERWOVEN]

                             November 6, 2000

To Our Stockholders:

   You are cordially invited to attend a Special Meeting of Stockholders of Interwoven, Inc., to be held at 1195 West Fremont Avenue, Sunnyvale, California, on Tuesday, December 12, 2000 at 10:00 a.m., Pacific time.

   The only matters that we expect to be acted upon at the meeting are described in the following Notice of Special Meeting of Stockholders and Proxy Statement.

   It is important that you use this opportunity to take part in the affairs of Interwoven by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope prior to the meeting, so that your shares will be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

   We hope to see you at the meeting.

                                         Sincerely,

                                                   /s/ Martin W. Brauns
                                         By: __________________________________
                                                     Martin W. Brauns
                                               President and Chief Executive
                                                          Officer

                                INTERWOVEN, INC.
                            1195 West Fremont Avenue
                          Sunnyvale, California 94087

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               ----------------

To Our Stockholders:

   NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Interwoven, Inc. will be held at 1195 Fremont Avenue, Sunnyvale, California, on Tuesday, December 12, 2000, at 10:00 a.m., Pacific time, for the following purposes:

     1. To approve an amendment to Interwoven's Third Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock issuable by the Company from 100,000,000 to 500,000,000 shares.

     2. To approve an amendment to Interwoven's 1999 Equity Incentive Plan increasing the number of shares of common stock reserved for issuance thereunder by 4,000,000 shares.

   The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on October 18, 2000 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

                                         By Order of the Board of Directors

                                                   /s/ Martin W. Brauns
                                         By: __________________________________
                                                     Martin W. Brauns
                                               President and Chief Executive
                                                          Officer

Sunnyvale, California

November 6, 2000


    Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

                                INTERWOVEN, INC.
                            1195 West Fremont Avenue
                          Sunnyvale, California 94087

                               ----------------

                                PROXY STATEMENT

                               ----------------

                             November 6, 2000

   The accompanying proxy is solicited on behalf of the Board of Directors of Interwoven, Inc., a Delaware corporation (the "Company" or "Interwoven"), for use at a Special Meeting of Stockholders of the Company to be held at 1195 West Fremont Avenue, Sunnyvale, California, on Tuesday, December 12, 2000 at
10:00 a.m., Pacific time (the "Meeting"). This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about November 7, 2000.

Record Date; Quorum

   Only holders of record of our common stock at the close of business on October 18, 2000 (the "Record Date") will be entitled to vote at the Meeting. The presence at the Meeting (in person or by proxy) of a majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. At the close of business on the Record Date, we had 49,506,001 shares of common stock outstanding and entitled to vote.

Voting Rights; Required Vote

   Holders of our common stock are entitled to one vote for each share held as of the Record Date. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), then those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining whether or not a quorum is present at the Meeting. All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes on each proposal.

   Approval of Proposal No. 1 below requires the affirmative vote of the majority of all outstanding shares of common stock entitled to vote. Abstentions and broker non-votes will be counted towards a quorum and have the same effect as negative votes with regard to this proposal.

   Approval of Proposal No. 2 below requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Meeting that are voted for or against the proposal. Abstentions and broker non-votes will not affect the outcome of the vote with regard to this proposal.

Voting of Proxies

   The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of Interwoven (the "Board") for use at the Meeting. Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to Interwoven. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein; however, returned signed proxies that give no instructions as to how they should be voted on a particular proposal at the Meeting will be counted as votes "for" such proposal.

   In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.

   We will pay our expenses of soliciting proxies to be voted at the Meeting. Following the original mailing of the proxies and other soliciting materials, we and our agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Skinner & Co. will assist the Company in obtaining the return of proxies at an estimated cost to the Company of $7,500.

Revocability of Proxies

   Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting prior to the vote, or by attendance at the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming such stockholder's beneficial ownership of the shares and that such broker, bank or other nominee is not voting such shares at the Meeting.

Assumptions

   Unless otherwise indicated, all stock prices and amounts contained in this Proxy Statement have been adjusted to reflect the effects of the Company's two-for-three reverse stock split in October 1999, the conversion of preferred stock into common stock in October 1999 and the two-for-one stock split in July 2000.

                                 PROPOSAL NO. 1

               AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

   On October 17, 2000, the Board of Directors approved an amendment to the Company's Third Amended and Restated Certificate of Incorporation, subject to stockholder approval, to increase the authorized number of shares of common stock of the Company from 100,000,000 shares, $0.001 par value per share, to 500,000,000 shares, $0.001 par value per share. The number of authorized shares of preferred stock will remain unchanged at 5,000,000 shares.

   At October 18, 2000, approximately 49,506,001 shares of Interwoven common stock were issued and outstanding, approximately 13,022,328 shares were reserved for issuance upon exercise of outstanding options and approximately 60,554 shares were reserved for issuance upon exercise of outstanding warrants. Thus, as of that date, the Company had fewer than 50,000,000 shares of common stock available for issuance. In addition, as of that date approximately 5,750,553 shares of Interwoven common stock were available for purchase or grant under the Company's existing stock and stock option plans. In connection with the Company's acquisition of Neonyoyo, Inc. the Company issued approximately 1,087,204 shares of common stock and assumed options to purchase approximately 16,929 shares of common stock. The impact on outstanding shares and options of the Neonyoyo acquisition is reflected in the numbers above.

   In addition, the Company recently acquired Metacode Technologies, Inc. and Ajuba Solutions, Inc. In connection with these acquisitions, the Company issued approximately 1,089,453 shares and 205,984 shares, respectively, and assumed options to purchase approximately 457,738 shares and 109,360 shares, respectively.

The Company completed both acquisitions by issuing shares that were authorized in the Company's certificate of incorporation and available for issuance. The acquisitions of Metacode and Ajuba are not contingent upon stockholder approval of this Proposal.

   The proposed increase in the number of authorized shares of common stock from 100,000,000 to 500,000,000 would result in additional shares being available for, among other things, issuance in a two-for-one stock split to be effected in the form of a stock dividend, to the Company's stockholders of record on December 13, 2000 that has been approved by the Board subject to stockholder approval of this Proposal. No additional stockholder approval is required for the stock split. These additional shares of common stock would also be available for issuance from time to time for other corporate purposes, such as acquisitions of companies or assets, sales of stock or securities convertible into stock and issuances pursuant to stock options or other employee benefit plans. The Company currently has no specific plans, arrangements or understandings with respect to the issuance of these additional shares, except for the proposed stock dividend, and no other change in the rights of stockholders is proposed. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

   While it is not the purpose of this proposal to discourage, delay or prevent takeover attempts, it is possible that it may have that effect, alone or in combination with other provisions of our certificate of incorporation or bylaws. For example, if there is an unsolicited tender offer for the Company's outstanding shares, having more shares available for issuance might make that tender offer more difficult if the Company were to issue shares to third parties. We have various other mechanisms in place to discourage takeover attempts, which might tend to suppress our stock price. Provisions of our certificate of incorporation and bylaws that may discourage, delay or prevent a change in control include:

  . we are authorized to issue "blank check" preferred stock, which could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;

  . we provide for the election of only one-third of our directors at each annual meeting of stockholders, which slows turnover on the board of directors;

  .  we limit who may call special meetings of stockholders;

  . we prohibit stockholder action by written consent, so all stockholder actions must be taken at a meeting of our stockholders; and

  . we require advance notice for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

   If the stockholders approve the amendment, the Company will file a Certificate of Amendment of its Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the increase in authorized shares. Shortly thereafter, without further stockholder action, the Company intends to effect the two-for-one stock split on its common stock in the form of a stock dividend (record date expected to be December 13, 2000), although the Board, in its sole discretion, may postpone or terminate the proposed stock dividend. The stock split will not be effected if the proposed increase in the authorized common stock is not approved.

       The Board of Directors recommends a vote FOR the amendment to the Company's Third Amended and Restated Certificate of Incorporation to increase the number of
         shares of common stock authorized to be issued by the Company.

                                 PROPOSAL NO. 2

                    AMENDMENT OF 1999 EQUITY INCENTIVE PLAN

   Stockholders are being asked to approve an amendment to Interwoven's 1999 Equity Incentive Plan (the "Incentive Plan") to increase the number of shares of common stock reserved for issuance thereunder by 4,000,000 shares, from approximately 9,800,000 shares to approximately 13,800,000 shares.

   The Board believes that the increase in the number of shares reserved for issuance under the Incentive Plan is in the best interests of Interwoven because of the continuing need to provide stock options to attract, retain and motivate quality employees and remain competitive in the industry. Granting equity incentives under the Incentive Plan plays an important role in our efforts to attract, retain and motivate employees of outstanding ability. Competition for skilled engineering, sales and consulting personnel and other key employees in the Internet software development industry is intense and the use of significant stock options for retention and motivation of such personnel is pervasive in the high technology industries. The Board believes that the additional reserve of shares with respect to which equity incentives may be granted will provide us with adequate flexibility to ensure that we can continue to meet those goals and facilitate the expansion of our employee base.

   The Board approved the proposed amendment on October 17, 2000, subject to stockholder approval. A summary of the principal provisions of the Incentive Plan, assuming stockholder approval of the amendment, follows below.

Incentive Plan History

   In July 1999 the Board adopted the Incentive Plan, and in September 1999 our stockholders approved the Incentive Plan. The Board reserved 5,800,000 shares for issuance under the Incentive Plan, in addition to any authorized shares not issued or subject to outstanding grants under the 1996 Stock Option Plan and the 1998 Stock Option Plan (the "Prior Plans") on October 7, 1999, the date of our initial public offering, and any shares issued under the Prior Plans that are forfeited or repurchased by us or that are issuable upon exercise of options granted under the Prior Plans that expire or become unexercisable for any reason without having been exercised in full. In April 2000, the Board and stockholders approved an amendment to the Incentive Plan whereby the number of shares of common stock reserved for issuance thereunder were increased by 4,000,000 shares from 5,800,000 to 9,800,000. If any option or other award terminates without being exercised or issued, then the shares covered by the terminated option or award generally are available under the Incentive Plan for future grants or awards. The purpose of the Incentive Plan is to offer eligible persons an opportunity to participate in Interwoven's future performance through awards of incentive stock options, nonqualified stock options (at not less than 85% of fair market value), restricted stock awards and stock bonuses. The Incentive Plan serves as the successor to our Prior Plans which terminated at the time of our initial public offering.

   From the inception of the Incentive Plan until September 30, 2000, options to purchase an aggregate of 9,638,806 shares of common stock were granted under the Incentive Plan. Officers identified in the Summary Compensation Table below were granted no options under the Incentive Plan. Our executive officers as of September 30, 2000 as a group (8 persons) were granted options to purchase a total of 208,000 shares under the Incentive Plan and the current directors who are not executive officers as a group (5 persons) were granted options to purchase a total of 80,000 shares under the Incentive Plan. No options were granted to any associate of any executive officer or director of Interwoven, and no other person received 5% or more of such options.

   In May 2000, the Board adopted Interwoven's 2000 Stock Incentive Plan, as amended September 2000 (the "2000 Plan"), pursuant to which options to purchase up to 6,000,000 shares may be granted on terms substantially the same as those under the Incentive Plan. Through September 30, 2000, options to purchase an aggregate of 1,960,000 shares of common stock were granted under the 2000 Plan. Officers identified in the Summary Compensation Table below were granted no options under the 2000 Plan. Our executive officers as a group as of September 20, 2000 (8 persons) were granted options to purchase a total of 40,000 shares under the 2000 Plan and the current directors who are not executive officers as a group (5 persons) were granted no options under the 2000 Plan. No options were granted to any associate of any executive officer or director of Interwoven, and no other person received 5% or more of such options.

Shares Under the Incentive Plan

   The shares available for issuance under the Incentive Plan are authorized but unissued shares of common stock. The Board has reserved an aggregate of 13,800,000 shares of common stock for issuance under the Incentive Plan. In addition, any shares remaining unissued under the Prior Plans on the effective date of the Incentive Plan, including any shares not issued or issuable upon exercise of options granted pursuant to the Prior Plans that are forfeited or repurchased by us or that expire or become unexercisable for any reason without having been exercised in full, are no longer available for distribution under the Prior Plans but are available for distribution under the Incentive Plan. Shares that will again be available for grant and issuance under the Incentive Plan include: (a) shares that are subject to issuance upon exercise of options that cease to be subject to these options for reasons other than option exercise; (b) shares issued pursuant to the exercise of awards that are subsequently forfeited or repurchased at the original purchase price; (c) shares subject to awards of restricted stock that are subsequently forfeited or repurchased at the original purchase price; and (d) shares that are subject to awards that otherwise terminate without shares being issued. The number of shares covered by the Incentive Plan is subject to proportional adjustment to reflect stock splits, stock dividends, recapitalizations, subdivisions, combinations and other similar events.

Eligibility

   Employees, officers, directors, consultants, independent contractors and advisors of Interwoven (and of its parent or any subsidiaries) are eligible to receive awards under the Incentive Plan (the "Participants"). No Participant is eligible to receive more than 1,000,000 shares of common stock in any calendar year under the Incentive Plan, other than new employees of Interwoven (including directors and officers who are also new employees) who are eligible to receive up to a maximum of 1,500,000 shares of common stock in the calendar year in which they commence their employment with us. As of September 30, 2000, approximately 630 persons were eligible to participate in the Incentive Plan, 24,100 shares had been issued upon exercise of options and 9,225,706 shares were subject to outstanding options. As of that date, 937,083 shares were available for future grant pursuant to the Incentive Plan, after taking into account the shares originally reserved for issuance under the Prior Plans that have become available for distribution under the Incentive Plan. The closing price of our common stock on the Nasdaq National Market was $107.00 per share on October 17, 2000, the last trading day before the Record Date.

Administration

   The Incentive Plan is administered by the Compensation Committee, the members of which are appointed by the Board (the "Committee"), or by the Board acting as the Committee. The Committee currently consists of Kathryn Gould and Anthony Zingale, each of whom are "non-employee directors," as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), and "outside directors," as defined pursuant to Section 162(m) of the Internal Revenue Code (the "Code").

   Except for automatic grants to non-employee directors, the Committee determines the persons who are to receive awards, the number of shares subject to each award and the terms and conditions of awards, subject to the terms of the Incentive Plan. Except for automatic grants to each eligible director who is not our employee, the Committee also has the authority to construe and interpret any of the provisions of the Incentive Plan or any awards granted thereunder.

Stock Options

   The Incentive Plan permits the granting of options that are Incentive Stock Options ("ISOs") that qualify under Section 422 of the Code or Nonqualified Stock Options ("NQSOs"). ISOs may be granted only to employees (including officers and directors who are also employees) of Interwoven or any parent or subsidiary of Interwoven. The option exercise price for each ISO share must be no less than 100% of the "fair market value" (as defined in the Incentive Plan) of a share of common stock at the time of grant. The per share exercise price of an ISO granted to a 10% stockholder must be no less than 110% of the fair market value of a share of common stock at the time of grant. The option exercise price for each NQSO share must be no less than 85% of the fair market value of a share of common stock at the time of grant. Options granted under the Incentive Plan have a maximum term of ten years. Awards granted under the Incentive Plan may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee (unless otherwise determined by the compensation committee and set forth in the award agreement with respect to awards that are not ISOs).

   The exercise price of options granted under the Incentive Plan may be paid as expressly approved by the Committee and as permitted by law at the time of grant:

  (1) in cash (by check);

  (2) by cancellation of indebtedness of Interwoven to the Participant;

  (3) by surrender of shares of common stock owned by the Participant for at least six months or obtained in the public market and having a fair market value on the date of surrender equal to the aggregate exercise price of the option;

  (4) by tender of a full recourse promissory note;

  (5) by waiver of compensation due to or accrued by the Participant for services rendered;

  (6) by a "same-day sale" commitment from the Participant and a National Association of Securities Dealers, Inc. ("NASD") broker;

  (7) by a "margin" commitment from the Participant and an NASD broker; or

  (8) by any combination of the foregoing.

   Options granted under the Incentive Plan generally may be exercised for a period of time after the termination of the optionee's employment by Interwoven or by any of its subsidiaries. Options will generally terminate immediately upon termination for cause.

Restricted Stock Awards

   The Committee may grant Participants awards to purchase restricted stock either in addition to, or in tandem with, other awards under the Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. The purchase price for restricted stock will be determined by the Committee. The purchase price for such awards will be determined by the Committee on the date of the award (and in the case of an award granted to a 10% stockholder, the purchase price shall be 100% of fair market value) and can be paid for in any of the forms of consideration listed in items (1) through
(5), or by any combination of such forms of consideration, in "Stock Options" above, as are approved by the Committee at the time of grant. The Company has not granted any restricted stock awards under the Incentive Plan.

Stock Bonuses

   The Committee may grant Participants awards of stock bonuses either in addition to, or in tandem with, other awards under the Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. During 1999 and the nine months ended September 30, 2000, no shares were issued pursuant to stock bonus awards.

Automatic Grants to Directors

   Under the Incentive Plan, each director who is not our employee is automatically granted an option to purchase 20,000 shares of common stock under the Incentive Plan, when he or she first becomes a member of the Board of Directors. Subsequently, each non-employee director is automatically granted an additional option to purchase 10,000 shares of common stock under the Incentive Plan following each annual meeting of stockholders, if such member has been continuously serving as a director for a period of one year or more since becoming a member of the Board. Such options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. All options granted to directors who are not are employees are 100% vested and immediately exercisable.

Mergers, Consolidations, Change of Control

   In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all of the assets of Interwoven or any other similar corporate transaction as defined in the Incentive Plan, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the Incentive Plan or provide substantially similar consideration, shares or other property as was provided to our stockholders (after taking into account provisions of the awards). In the event that the successor corporation does not assume or substitute awards, such awards will expire upon the closing of such transaction at the time and upon the conditions as the Board determines.

Amendment of the Incentive Plan

   The Board may at any time terminate or amend the Incentive Plan, including amending any form of award agreement or instrument to be executed pursuant to the Incentive Plan. However, the Board may not amend the Incentive Plan in any manner that requires stockholder approval pursuant to the Code or the regulations promulgated thereunder.

Term of the Incentive Plan

   Unless terminated earlier as provided in the Incentive Plan, the Incentive Plan will expire on July 21, 2009, ten years after the date the Board adopted it.

Federal Income Tax Information

   The following is a general summary as of the date of this Proxy Statement of the federal income tax consequences to Interwoven and Participants under the Incentive Plan. Federal tax laws may change and the federal, state and local tax consequences for any Participant will depend upon his or her individual circumstances. Each Participant has been and is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Incentive Plan.

   Incentive Stock Options. A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax ("AMT") as described below). If the Participant holds shares acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

   If the Participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the later of the date of vesting or the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the vested ISO Shares were held by the Participant.

   Alternative Minimum Tax. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). A maximum 20% AMT rate applies to the portion of alternative minimum taxable income that would otherwise be taxable as net capital gain. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price), and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

   Nonqualified Stock Options. A Participant will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the Participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount must be treated as ordinary income by the Participant and may be subject to withholding by Interwoven (either by payment in cash or withholding out of the Participant's salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

   Restricted Stock and Stock Bonuses. Restricted stock and stock bonuses will generally be subject to tax at the time of receipt, unless there are restrictions that enable the Participant to defer tax. At the time the tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

   Maximum Tax Rates. The maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain is taxed at a maximum rate of 20%. To receive long-term capital gain treatment, the stock must be held for more than one year. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

   Tax Treatment of the Company. Interwoven generally will be entitled to a deduction in connection with the exercise of an NQSO by a Participant or the receipt of restricted stock or stock bonuses by a Participant to the extent that the Participant recognizes ordinary income, provided that Interwoven timely reports such income to the Internal Revenue Service. Interwoven will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

   ERISA. The Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under
Section 401(a) of the Code.

   The Board recommends a vote FOR the amendment of the 1999 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder.

                               NEW PLAN BENEFITS

   The following table shows the options that are or will be granted in 2001 to non-employee directors in the aggregate under the Incentive Plan. Future awards to executive officers and employees of Interwoven under the Incentive Plan are discretionary and cannot be determined at this time. Therefore we have not included a table that reflects such awards.

   Name and Position          Exercise Price (per share)       Number of Shares
   -----------------          --------------------------       ----------------
All current directors
 who are not executive
 officers, as a group
 (5 persons)........... Fair market value on the date of grant      50,000

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information with respect to the beneficial ownership of Interwoven common stock, as of October 18, 2000, by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each director and nominee; (iii) each Named Executive Officer set forth in the Summary Compensation Table below; and (iv) all directors and executive officers as a group.

   The percentage of shares beneficially owned is based on 49,506,001 shares of common stock outstanding as of October 18, 2000. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated above, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options and warrants that are currently exercisable or exercisable within 60 days of October 18, 2000 are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                                        Shares
                           Amount of  Subject to Shares Issuable Under
                           Beneficial Repurchase  Options Exercisable
 Name of Beneficial Owner  Ownership    Right       Within 60 days     Percent
 ------------------------  ---------- ---------- --------------------- -------
Peng T. Ong(1)............ 3,526,028        --              --           7.12%
Martin W. Brauns(2)....... 2,373,385    555,555             --           4.79%
Jozef Ruck................   393,332    298,055             --              *
Michael A. Backlund(3)....   369,996    189,718          53,332             *
Jack S. Jia(4)............   348,666    128,746             --              *
Kathryn C. Gould(5).......   247,919        --           40,000
Anthony Zingale...........    50,112        --           40,000             *
Ronald E.F. Codd..........    41,054        --           36,000             *
Mark C. Thompson..........    36,000        --              --              *
All 12 directors and
 executive officers as a
 group(6)................. 7,621,824  1,397,628         169,332         15.34%

--------
 *  Less than 1%

(1) Represents 1,746,028 shares of common stock held of record by Peng Tsin Ong, 1,780,000 shares of common stock held of record by Wai Ping-Leong, his spouse. Mr. Ong's address is c/o Interwoven, Inc., 1195 W. Fremont Avenue, Suite 2000, Sunnyvale, CA 94087.
(2) Represents 2,373,385 shares of common stock held of record by Martin W. Brauns and Margaret R. Brauns, trustees of the Brauns Trust U/D/T 1/9/95. Mr. Brauns' address is c/o Interwoven, Inc., 1195 W. Fremont Avenue, Suite 2000, Sunnyvale, CA 94087.

(3) Includes 103,332 shares of common stock held of record by the Backlund Family Trust.

(4) Includes 2,000 shares of common stock held by family members, as to which Mr. Jia disclaims beneficial ownership.

(5) Includes 207,919 shares of common stock held of record by The Gould Living Trust 12/30/99, for which Ms. Gould is trustee.
(6) Includes 1,000 shares held by a relative of one executive officer, as to which the officer disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION

   The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to Interwoven and its subsidiaries during each of 1998 and 1999 to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at the end of 1999 (the "Named Executive Officers"). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, if any, whether paid or deferred. The restricted stock value is calculated based upon a purchase price of $0.09 per share for Mr. Brauns and a purchase price of $0.195 per share for Mr. Ruck, and assuming an estimated fair market value on the date of grant was equal to $8.50 per share, which was the initial public offering price of a share of our common stock on October 8, 1999. On December 31, 1999, Mr. Brauns held 2,666,666 shares of common stock and Mr. Ruck held 493,332 shares of common stock pursuant to restricted stock award and subject to our right to repurchase these shares upon termination of employment. Our right to repurchase Mr. Brauns' shares expires ratably over a 48-month period that began in March 1998. Our right to repuchase Mr. Ruck's shares expired as to 106,666 shares on March 15, 2000 and expires for the remaining shares ratably each month over 36 months thereafter. If declared by the Board, dividends will be paid on these restricted stock awards. At December 31, 1999, the value of the restricted stock awards was $161,926,626 for Mr. Brauns and $29,904,552 for Mr. Ruck, based on the closing price per share of our common stock of $60.815 on that date. We do not grant stock appreciation rights and have no long-term compensation benefits other than stock options.

                           Summary Compensation Table

                                            Annual             Long-Term
                                         Compensation     Compensation Awards
                                       ----------------- ----------------------
                                                         Restricted  Securities
                                                           Awards    Underlying
   Name and Principal Position    Year  Salary   Bonus      Stock     Options
   ---------------------------    ---- -------- -------- ----------- ----------
Martin W. Brauns.................
 President and Chief Executive    1999 $250,000 $300,000 $       --   172,206
 Officer                          1998  206,119  100,000  22,426,661      --

Peng T. Ong(1)................... 1999  135,000  108,000         --       --
 Chairman of the Board            1998  114,315  125,000         --       --

Michael A. Backlund.............. 1999  145,000  155,000         --   186,664
 Senior Vice President of         1998   80,826   65,450         --   313,332
 Worldwide Sales and Field
 Operations

Jack S. Jia...................... 1999  115,000   92,000         --    73,332
 Vice President of Engineering    1998  104,988   55,000         --   193,332

Jozef Ruck....................... 1999  115,606   60,000   4,097,122      --
 Vice President of Corporate and  1998      --       --          --       --
 Channels Marketing

--------
(1) Mr. Ong resigned from the office of Vice President of Professional Services in January 2000.

   The following table sets forth information regarding option grants during 1998 to each of the Named Executive Officers. These grants were made pursuant to the Incentive Plan and a predecessor plan of the Company known as the 1998 Stock Option Plan (the "1998 Plan").

   All options granted under the 1998 Plan and the Incentive Plan are immediately exercisable and are either incentive stock options or nonqualified stock options. We have the right to repurchase the shares issued upon exercise of these options at the original purchase price if they are unvested at the time the grantee terminates employment with us. The repurchase right generally lapses as to 25% of the shares on the first anniversary of the date of grant and the remainder expire ratably over a 36-month period thereafter. We have also granted nonqualified stock options that do not contain a repurchase right or contain repurchase terms that are negotiated between the optionee and us. Options expire ten years from the first date of employment. Options were granted at an exercise price equal to the fair market value of our common stock, as determined by our board of directors, on the date of grant. In 1999, we granted to our employees and consultants option to purchase a total of 5,044,786 shares of common stock.

   In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the value of the shares appreciates at the indicated rate for the entire term of the options and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent Interwoven's estimate or projection of future common stock prices or values. For options granted before our initial public offering in October 1999, we assumed that the fair market value on the date of grant was $8.50 per share, which was the initial public offering price.

                             Option Grants in 1999

                                                                            Potential Realizable Value
                                                                                 at Assumed Annual
                         Number of  Percentage of                                 Rates of Stock
                         Securities Total Options                               Price Appreciation
                         Underlying  Granted to                                   for Option Term
                          Options   Employees in  Exercise Price Expiration ---------------------------
          Name            Granted       1999        Per Share       Date         5%            10%
          ----           ---------- ------------- -------------- ---------- ------------- -------------
Martin W. Brauns........  172,206        3.4%         $0.195      03/18/09  $   2,350,716 $   3,763,013
Peng T. Ong.............      --         --             --             --             --            --
Michael A. Backlund.....  133,332        2.7           0.195      01/28/09      1,820,062     2,913,546
                           26,666        0.5           3.82       07/22/09        267,343       486,036
                           26,666        0.5           7.00       10/06/09        182,545       401,238
Jack S. Jia.............   33,332        0.7           0.195      01/28/99        455,002       728,365
                           40,000        0.8           3.82       07/22/09        401,024       729,072
Jozef Ruck..............      --         --             --             --             --            --

   The following table presents the number of shares acquired and the value realized upon exercise of stock options during 1999 and the number of shares of common stock subject to "exercisable" and "unexercisable" stock options held as of December 31, 1999 by each of the Named Executive Officers. Also presented are values of "in-the-money" options, which represent the positive difference between the exercise price of each outstanding stock option and the closing price of our common stock as reported on the Nasdaq National Market on December 31, 1999, the last day of trading for 1999, which was $60.815. Each of these options was exercisable immediately upon grant, subject to our right to repurchase the option shares at the exercise price upon termination of the optionee's employment. The repurchase right generally expires as to 25% of the shares on the first anniversary of the date of grant and the remainder expires ratably over the 36-month period thereafter. For option exercises before our initial public offering in October 1999, the amounts shown under the column "Value Realized" are based on the initial public offering price of $8.50 per share, net of the exercise price.

             Aggregate Option Exercises in 1999 and Year-End Values

                                                                             Value of Unexercised
                                                                                 In-the-Money
                           Shares                  Number of Securities     Options at Year-End(1)
                         Acquired on    Value    ------------------------- -------------------------
          Name           Exercise(1) Realized(1) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Martin W. Brauns........   172,206   $1,430,171      --        1,444,442      $ --      $87,840,129
Peng T. Ong.............       --           --       --              --         --              --
Michael A. Backlund.....   133,332    1,107,322      --          375,968        --       22,863,554
Jack S. Jia.............   193,332    1,471,422      --          232,634        --       14,147,055
Jozef Ruck..............       --           --       --              --         --              --

--------
(1) Options granted under our stock option plans prior to our initial public offering in October 1999 are generally exercisable immediately but the shares acquired upon exercise are subject to lapsing rights of repurchase at the exercise price. The heading "exercisable" refers to unexercised options to purchase shares as to which our right of repurchase has lapsed. The heading "unexercisable" refers to shares that we still have the right to repurchase upon termination of the optionee's employment.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Before July 1999, the compensation committee consisted of Mr. Brauns, Ms. Gould and Eileen Richardson, a former director. No compensation decisions were made by this committee before our initial public offering in October 1999; rather, all compensation decisions were made by the full board of directors. Form July 1999 to March 2000, our compensation committee consisted of Mark Saul, a former director, and Ms. Gould. Since April 2000, our compensation committee has consisted of Ms. Gould and Mr. Zingale, both of whom are "non-employee directors" under federal securities laws and "outside directors" under federal tax laws. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

   Entities associated with Foundation Capital purchased 146,666 shares of Series E Preferred Stock at $8.49 per share in June 1999. Ms. Gould is a member of Foundation Capital and may be deemed to own beneficially the shares held by entities associated with Foundation Capital. Mark Saul, a former director and member of the Compensation Committee, is a member of Foundation Capital but does not own beneficially the shares held by entities associated with Foundation Capital.

   For a description of the loan between Mr. Brauns and us, please refer to "Certain Relationships and Related Transactions--Loans to Executive Officers."

                        REPORT ON EXECUTIVE COMPENSATION

   Prior to our initial public offering in October 1999, the Board (with Mr. Brauns and Mr. Ong abstaining) made decisions about executive compensation, including stock option grants. Thereafter, these decisions have been and will be made by the Compensation Committee of the Board. References to the "Committee" in this section are intended to be references to the Board prior to the initial public offering and to the Compensation Committee thereafter. The Compensation Committee consists of two independent non-employee directors, neither of whom has any interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Policy

   The Committee acts on behalf of the Board to establish the general compensation policy of Interwoven for all our employees. The Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers and key employees near the beginning of each year. The Committee administers our incentive and equity plans, including the Incentive Plan and the 1999 Employee Stock Purchase Plan.

   The Committee's approach to compensation of executive officers, including the CEO, is to relate that compensation directly to corporate performance. We relate a portion of each individual's total compensation to company-wide revenue and profit objectives, as well as individual objectives that are established at the beginning of the year. Cash compensation includes base salary and potential cash bonuses. For long-term equity incentives for executive officers we grant stock options, which have value only if the price of the common stock increases above the grant price and the executive remains with Interwoven for the period required for the options to vest.

   In 1999 the Committee determined base salaries, incentive compensation and stock option grants for executive officers based on its own experience, and for 2000 it has reviewed surveys of prevailing compensation practices among high-technology companies with whom Interwoven competes for executive talent. The Committee compares the compensation of Interwoven's executive officers with comparable positions at comparable companies to determine base salary, target bonuses and target total cash compensation. The Committee, along with the CEO, reviews this competitive market information for each executive level position and the Committee alone reviews this information as to the CEO. Each executive officer's performance for the past year and objectives for the coming year are reviewed, together with that person's responsibility level and Interwoven's performance compared to objectives, and performance targets are set for the coming year.

1999 Executive Compensation

   The entire Board of Directors (with Mr. Brauns and Mr. Ong abstaining) made all executive compensation decisions in 1999 prior to our initial public offering in October 1999, and the Compensation Committee made those decisions thereafter. The following in paragraphs describe how those decisions were reached.

   Base Compensation. Compensation information was presented in February 1999. The Board reviewed the recommendations and performance and market data and established a 1999 base salary level for each executive officer, including the CEO.

   Incentive Compensation. Cash bonuses are awarded to the extent that an executive officer achieves predetermined individual objectives and Interwoven has met revenue and profit objectives set by the Board at the beginning of the year. The CEO's subjective judgment of other executives' performance is a factor in determining whether those individual objectives have been satisfied. Cash bonuses to individuals are not limited, with the exception of the profit factor of such bonus, which is limited to twice the amount of the relevant individual's target for such profit factor. Performance is measured at the end of the year. For 1999, 100% of individual executives' bonus compensation depended on Interwoven revenues and profits achieving specified targets, with the balance, if any, based on individual objectives that were set for each individual executive.

   Stock Options. Stock options are an essential element of our executive compensation packages. The Committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on appreciation of the common stock. Almost all of our full-time employees participate in our stock plans.

   In 1999, we granted stock options to aid in the retention of executive officers and to align their interests with those of the stockholders. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of our common stock on the date of grant. Stock options typically are granted to executive officers when the executive first joins Interwoven, or in connection with a significant change in responsibilities, or occasionally to achieve equity within a peer group. In its discretion the Committee may also grant stock options to executives to provide greater incentives to continue their employment with Interwoven and to strive to increase the value of our common stock. The Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the Committee and is based on anticipated future contribution and ability to affect corporate or business unit results, past performance or consistency within the executive's peer group. In 1999, as part of an annual review of the stock options held by our executive officers and managers, the Committee considered these factors, as well as the number of options held by those executive officers as of the date of grant that remained unvested.

   For 2000, the Committee plans to consider granting options under the Incentive Plan to executive officers based on the factors described above, with particular attention to company-wide management objectives and the executive officers' success in obtaining specific individual financial and operational objectives for 2000, to Interwoven revenue and profit expectations and to the number of options currently held by each executive officer that remain unvested.

   Company Performance and CEO Compensation. Mr. Brauns' base salary was $250,000 in 1999, as it had been in 1998. Based upon the criteria set forth above, the Committee awarded Mr. Brauns a bonus of $300,000 for 1999, representing 300% of his 1999 target bonus. This incentive compensation was based upon Mr. Brauns achieving corporate operating revenue and profit objectives and performance relative to his individual goals. These objectives included managing Interwoven's overall corporate business plan, meeting profitability projections and sales targets, and strengthening Interwoven's market position. The Committee also granted Mr. Brauns an immediately exercisable option to purchase 172,206 shares of common stock, subject to our right to repurchase all of these shares for four years, unless Mr. Brauns achieved certain 1999 performance objectives, in which case our right to repurchase these shares would expire as to 43,050 shares on January 1, 2000 and would expire ratably as to the remaining shares over a 36-month period thereafter. In granting this option, the Committee reviewed Mr. Brauns' prior outstanding stock grants, the number of restricted shares that remained unvested, the number of shares Mr. Brauns already owned that were not subject to repurchase, and Interwoven's performance in 1998. The Committee believes that this grant was appropriate because it provided the proper incentives to Mr. Brauns for 1999 and beyond and takes account of his prior significant stock holdings. The Committee reviewed compensation practices of comparable companies in making these awards.

   Compliance with Section 162(m) of the Code. Interwoven intends to comply with the requirements of Section 162(m) of the Code for 2000. The Incentive Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. Interwoven does not expect cash compensation for 2000 to any of its executive officers to be in excess of $1,000,000 and consequently Interwoven does not expect to be affected by the requirements of Section 162(m).

                                          THE BOARD OF DIRECTORS

                                          Martin W. Brauns
                                          Ronald E.F. Codd
                                          Kathryn C. Gould
                                          Peng T. Ong
                                          Mark C. Thompson
                                          Anthony Zingale

                        COMPANY STOCK PRICE PERFORMANCE

   The stock price performance graph below is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

   The graph below compares the cumulative total stockholder return on our common stock from October 7, 1999 (the effective date of our registration statement with respect to our initial public offering) to December 31, 1999 with the cumulative total return on the Nasdaq Stock Market--U.S. Index and the Chase H&Q Internet 100 Index over the same period (assuming the investment of $100 in the common stock of Company and in each of the other indices on the date of our initial public offering, and reinvestment of all dividends).

   The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

                 Comparison of Three-Month Cumulative Total Return

[PERFORMANCE CHART APPEARS HERE]

                                                                  Chase H&Q
                                             Nasdaq Stock       Internet 100
                        Interwoven, Inc.  Market--U.S. Index        Index
                       ------------------ ------------------- -----------------
                       Market  Investment          Investment        Investment
                        Price    Value     Index     Value    Index    Value
                       ------- ---------- -------- ---------- ------ ----------
10/08/99.............. $ 8.50     $100.00   968.21    $100.00 516.87    $100.00
12/31/99.............. $60.813    $715.44 1,359.43    $140.41 912.76    $176.59

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   From January 1, 1999 to the present, there are no currently proposed transactions in which the amount involved exceeds $60,000 to which we or any of our subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except for payments set forth under "Executive Compensation" above and the transactions described below.

Preferred Stock Financing

   In June 1999, we sold an aggregate of 2,263,136 shares of Series E Preferred Stock at a purchase price of $8.49 per share. In connection with this sale of our capital stock, entities associated with each of Foundation Capital, JK&B Capital, Accel Partners and Draper Fisher Jurvetson purchased 146,666, 132,861, 72,039 and 1,313 shares of Series E Preferred Stock, respectively. Ms. Gould is a member of Foundation Capital and may be deemed to own beneficially the shares held by entities associated with Foundation Capital. Mark Saul, a former director, is a member of Foundation Capital but does not own beneficially the shares held by entities associated with Foundation Capital.

Employment Contracts with Management

   Mr. Brauns, our President and Chief Executive Officer, entered into an employment agreement with us in February 1998. This agreement establishes Mr. Brauns' initial annual salary of $250,000 and eligibility for benefits and bonuses tied to our revenues. This agreement also provides for his election to the Board of Directors as a condition of employment. This agreement continues until it is terminated upon written notice by Mr. Brauns or by us. If his employment is terminated by us for cause or if he voluntarily elects to terminate his employment, we must pay his salary and other benefits through the date of his termination. If his employment is terminated by us without cause or if he terminates his employment under some circumstances, we must pay his benefits through the date of his termination and his salary for up to 12 additional months after this date, unless Mr. Brauns is employed full-time by another employer.

   Under this agreement, Mr. Brauns agreed to purchase 2,666,666 shares of common stock at an exercise price of $0.09 per share. The shares purchased by Mr. Brauns are subject to our right to repurchase the shares upon termination of his employment. Our repurchase right expires ratably over a 48-month period from March 1998. Our repurchase right also expires as to all of the shares in the event that we merge or consolidate with another entity or sell all or substantially all of our assets.

   In connection with this stock purchase, we agreed to loan Mr. Brauns the entire purchase price. This loan has been repaid in full. See "Certain Relationships And Related Transactions--Loans to Executive Officers."

   Mr. Ong's offer letter, dated February 29, 1996, provided for an initial annual salary of $48,000 commencing on March 1, 1996. Mr. Ong's employment is at will and may be terminated at any time, with or without formal cause.

   Mr. Backlund's offer letter, dated May 1, 1998, provides for an initial annual salary of $135,000 commencing on May 26, 1998 and eligibility for an incentive bonus of up to $100,000. The offer letter also provides for reimbursement for relocation expenses. Mr. Backlund received options to purchase 313,332 shares of our common stock at an exercise price of $0.105 per share under the 1996 Stock Option Plan of which options to purchase 78,332 shares vested on May 26, 1999 and the remainder will vest ratably over a 36-month period thereafter. On January 28, 1999, Mr. Backlund received options to purchase an additional 133,332 shares of our common stock at an exercise price of $0.195 per share as a result of meeting revenue objectives in 1998 and in lieu of a portion of his cash bonus earned in 1998. Mr. Backlund's employment is at will and may be terminated at any time, with or without formal cause.

   Mr. Jia's offer letter, dated January 6, 1997, provides for an initial annual salary of $70,000 commencing January 27, 1997. Mr. Jia received options to purchase 120,000 shares of our common stock at an exercise price of $0.045 per share under the 1996 Stock Option Plan, of which options to purchase 30,000 shares vested on January 28, 1998 and the remainder will vest ratably over a 36-month period thereafter. Mr. Jia's employment is at will and may be terminated at any time, with or without formal cause.

   Mr. Ruck's offer letter, dated February 18, 1999, provides for an initial annual salary of $140,000 commencing on March 15, 1999 and eligibility for an incentive bonus of $60,000. Pursuant to the offer letter, Mr. Ruck purchased 426,666 shares of our common stock at an exercise price of $0.195 per share. The shares purchased by Mr. Ruck are subject to our right to repurchase all of the shares of common stock upon termination of his employment. Our right to repurchase his shares upon termination lapsed with respect to 106,666 shares on March 15, 2000 and expires ratably as to the remaining shares over a 36-month period thereafter. On March 18, 1999, Mr. Ruck purchased an additional 66,666 shares of our common stock at an exercise price of $0.195 per share, subject to attainment of individual and corporate objectives, and subject to the same repurchase rights described above. Also, pursuant to his offer letter, we loaned Mr. Ruck $96,200 pursuant to two partial recourse secured promissory notes representing the purchase price for his shares. These notes are described further below under "Certain Relationships And Related Transactions--Loans to Executive Officers." Mr. Ruck's employment is at will and may be terminated at any time, with or without formal cause.

Loans to Executive Officers

   In March 1998, we loaned $240,000 to Mr. Brauns, our President and Chief Executive Officer, secured by a promissory note and stock pledge agreement, in connection with his purchase of shares of common stock. The note accrued interest at a rate of 6% per year and has been paid in full. The largest aggregate amount of indebtedness under this loan during 1999 was $247,200.

   In April 1999, we loaned an aggregate of $96,200 to Mr. Ruck, our Vice President of Marketing, secured by two promissory notes and a stock pledge agreement, in connection with his purchase of shares of common stock. In October 1999, the notes were amended to adjust the repayment schedule in the event of an initial public offering of common stock. The notes accrue interest at a rate of 6% per year. Interest is payable annually. The principal sum of each note will become due and payable in eighteen equal monthly installments beginning in October 2000. If Mr. Ruck breaches his obligations under the notes we may enforce our right to payment of 25% of the principal and any accrued interest out of any of Mr. Ruck's assets, but may enforce our right to payment of the balance due under the notes only out of the stock subject to the stock pledge agreement. As of December 31, 1999, $100,208 remained outstanding under the notes.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals for inclusion in our proxy statement and form of proxy relating to the Company's annual meeting of stockholders to be held in 2001 must be received by December 29, 2000. Stockholders wishing to bring a proposal before the annual meeting for 2001 (but not include it in our proxy materials) must provide written notice of such proposal to our Secretary at our principal executive offices no later than March 14, 2001.

                                 OTHER BUSINESS

   The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

   Whether or not you expect to attend the Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares will be represented at the Meeting.

                                  DETACH HERE


                                     PROXY

                               INTERWOVEN, INC.

              Special Meeting of Stockholders - December 12, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Martin Brauns and David Allen, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of stock of Interwoven, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Special Meeting of Stockholders of Interwoven, Inc. (the "Meeting") to be held on December 12, 2000 at 10:00 a.m., Pacific time, at 1195 West Fremont Avenue, Sunnyvale, California, and at any adjournment or postponement thereof.

     When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, if no specification is made, will be voted for the proposal, and this Proxy authorizes the above designated Proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

     [See reverse side] (Continued and to be signed on reverse side)

                                  DETACH HERE


[X] Please mark votes as in this example

     The Board of Directors recommends a vote FOR Proposals 1 and 2:

                                                             For           Against        Abstain
1.  To amend the Company's Third Amended and                [   ]           [   ]          [   ]
    Restated Certificate of Incorporation to
    increase the authorized number of shares of
    common stock issuable by the Company from
    100,000,000 to 500,000,000 shares.
----------------------------------------------------------------------------------------------------
                                                             For           Against        Abstain
2.  To approve the amendment to Interwoven's                [   ]           [   ]          [   ]
    1999 Equity Incentive Plan to increase the
    number of shares of common stock reserved for
    issuance thereunder by 4,000,000 shares.
----------------------------------------------------------------------------------------------------

3.  To transact such other business as may
    properly come before the meeting and any
    adjournment or postponement thereof.
----------------------------------------------------------------------------------------------------

     Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

[_] Mark here for address change and note below

Signature:____________________________________       Date: _________________

     Whether or not you plan to attend the Meeting in person, you are urged to complete, date, sign and promptly mail this Proxy in the enclosed return envelope so that your shares may be represented at the Meeting.

                                       2